UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2012

AFFYMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of Principal Executive Offices) (Zip Code)

(408) 731-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

As previously announced, on February 3, 2012, Affymetrix, Inc. (the “Company”) commenced a tender offer (the “Offer”) to repurchase the entire $95,469,000 aggregate principal amount of its 3.50% Senior Convertible Notes Due 2038 (the “Notes”) currently outstanding at par plus accrued and unpaid interest from the last interest payment date applicable to the Notes to, but not including, the settlement date for the tender offer.

The Offer expired at 12:00 midnight, New York City Time, on Friday, March 2, 2012 (the “Expiration Date”). As of the Expiration Date, $91,614,000 in aggregate principal amount of the Notes, representing approximately 96% of the outstanding Notes, were validly tendered and not validly withdrawn pursuant to the Offer. The Company has accepted for purchase all of the Notes that were validly tendered and not validly withdrawn at or prior the Expiration Date.

As previously announced, the purchase price per $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Offer was $1,000. Holders also received accrued and unpaid interest from the last interest payment date applicable to their Notes to, but not including, the settlement date (the “Accrued Interest”) for Notes that were validly tendered and accepted for purchase. The Company settled the Offer on March 5, 2012 and paid to the Holders aggregate consideration of $92,059,345.83, including the Accrued Interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.
(Registrant)

Date: March 5, 2012	By:	/S/ JOHN F. RUNKEL, JR.
Name: John F. Runkel, Jr.
Title: Executive Vice President and General Counsel